                                                                      EXHIBIT 99

BUILDER MAGAZINE

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   655 15th Street, N.W., Washington, D.C. 20005 . Telephone: (202) 452-0800

July 15, 1996

The Fortress Group, Inc.
Suite 730
1921 Gallows Road
Vienna, Virginia 22182
Attention: James J. Martell, Jr.

Dear Mr. Martell:

  Consent is hereby given to The Fortress Group to use in its Form S-1 Shelf Registration Statement the name of our publication and its copyrighted stories identified in the attached exhibit.

                                          Sincerely,

                                          /s/ Noreen S. Welle
                                          By: ________________________________
                                                     Noreen Welle
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                                    EXHIBIT

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
     ISSUE OF BUILDER MAGAZINE                      RECOGNITION
     -------------------------      --------------------------------------------
January, 1993...................... Christopher Homes, Las Vegas, Nevada
                                    Builders Spotlight Business Excellence Award
January, 1995...................... The Genesee Company, Golden, Colorado
                                    Gold Medal Award as "Best Builder"
                                    Constructing 100-500 homes
May, 1995.......................... Buffington Homes, Austin, Texas
                                    One of Austin Area's Leading Home Builders
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